UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2025

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800
Woburn, MA 01801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2025, Richard J. Paolone and John L. Brooks III each resigned from the Board of Directors (the “Board”) of iSpecimen Inc. (the “Company”), effective immediately. Mr. Paolone had served on the Board since September 2024 and as Chairman since February 2025. Mr. Brooks had served on the Board since June 2021.

To the Company’s knowledge, neither resignation involved a disagreement with the Company, its management, or the Board on any matter relating to the Company’s operations, policies, or practices within the meaning of Item 5.02(a) of Form 8-K. The Company is grateful to Mr. Paolone and Mr. Brooks for their dedication and service and wishes them continued success in their future endeavors.

On June 20, 2025, the Board appointed Mr. Anthony Lau as a member of the Board, effective immediately, to fill one of the resulting vacancies. In connection with his appointment, Mr. Lau was also appointed to serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board.

Mr. Lau has served as the Chief Executive Officer, Chief Financial Officer and a director of Remington Resources, Inc., a publicly traded Canadian company listed on the Canadian Securities Exchange (CSE), since 2021. He brings executive leadership experience in corporate governance, public company compliance, and financial reporting oversight. Since 2014, Mr. Lau has also held engineering roles in the oil and gas industry, where he led infrastructure projects across British Columbia. The Board believes Mr. Lau’s background and expertise will be a valuable addition to the Company’s governance and oversight.

There are no arrangements or understandings between Mr. Lau and any other person pursuant to which he was selected as a director. Mr. Lau has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Lau has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a result of these changes, the Audit Committee is now composed of Mr. Lau, Mr. Dhaliwal, and Ms. Yang, with Mr. Lau serving as Chair. Mr. Brooks previously served as Chair of the Audit Committee. The Compensation Committee is now composed of Mr. Lau, Ms. Yang and Mr. Dhaliwal, with Ms. Yang serving as Chair. Mr. Paolone previously served as Chair of the Compensation Committee. The Nominating and Corporate Governance Committee is now composed of Mr. Dhaliwal, Ms. Yang, and Mr. Lau, with Mr. Dhaliwal serving as Chair. The Board has determined that Mr. Dhaliwal, Mr. Lau and Ms. Yang continue to qualify as independent directors. The Board is continuing to evaluate the composition of its committees and broader director succession planning and will provide additional disclosures as appropriate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2025

iSPECIMEN INC.

By:	/s/ ROBERT BRADLEY LIM
	Name:	Robert Bradley Lim
	Title:	Chief Executive Officer

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